EXHIBIT 3.1.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              TRAILER BRIDGE, INC.

            Trailer Bridge, Inc., a Delaware corporation (originally incorporated as Trailer Bridge Corporation), hereby amends and restates its Certificate of Incorporation, initially filed with the Delaware Secretary of State on April 1, 1991 and thereafter amended from time to time. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the original Certificate of Incorporation, as previously amended. This Amended and Restated Certificate of Incorporation was duly adopted by the Corporation's Board of Directors acting by unanimous written consent pursuant to
Section 141 of the General Corporation Law of the State of Delaware (the "GCL") and duly adopted by the Corporation's stockholders, acting by written consent pursuant to Section 228 of the GCL, all in accordance with Sections 242 and 245 of the GCL. This Amended and Restated Certificate of Incorporation shall be effective as of the date of its filing with the Delaware Secretary of State. This Amended and Restated Certificate of Incorporation supersedes and replaces the heretofore existing Certificate of Incorporation of the Corporation and provides in its entirety as follows:

                                   ARTICLE 1

            The name of the Corporation is "Trailer Bridge, Inc."

                                   ARTICLE 2

            The Corporation shall have perpetual existence.

                                   ARTICLE 3

            The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under GCL.

                                   ARTICLE 4

            4.1 The total number of shares of all classes of stock which the Corporation is authorized to have outstanding at any one time is 21,000,000 shares, of which 1,000,000 shares shall be preferred stock, par value $0.01 per share,(the "Preferred Stock"), and 20,000,000 shares shall be common stock, par value $0.01 per share (the "Common Stock"). All or any part of the Common Stock and Preferred Stock may be issued by the Corporation from time to time and for such consideration as the Board of Directors may determine. All of such shares, if and when issued, and upon receipt of such consideration by the Corporation, shall be fully paid and non-assessable.

            4.2 The Board of Directors is expressly authorized at any time and from time to time to divide the Preferred Stock into one or more classes or series and to fix and determine the relative powers, preferences and rights, and the qualifications, limitations and restrictions




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thereof, of the shares of any class or series so established. All shares of any one class or series of Preferred Stock shall be identical, except as to the dates of issue and the dates from which dividends on shares of the series issued on different dates will cumulate, if cumulative. The Board of Directors is hereby expressly authorized to fix by resolution or resolutions establishing and designating each such class or series, the number of shares which shall constitute such class or series, and the relative powers, preferences and rights, and the qualifications, limitations and restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the GCL, which relative powers, preferences, rights, qualifica-tions, limitations and restrictions may differ with respect to each class or series as to:

                 (a) The rate or manner of any dividends, including whether and to the extent such dividends shall be cumulative, participating, or both, the conditions and dates upon which such dividends shall be payable, and the preference, if any, or relation which such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of any class or classes of stock of the Corporation;

                 (b) Whether the shares of such class or series shall be subject to redemption by the Corporation and, if so, the redemption price, the time or times of redemption and the terms and conditions of redemption, which price, times of redemption and terms and conditions may differ in the event of mandatory redemption or permissive redemption;

                 (c) The rights of the shares of such class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation and the relative rights of priority, if any, of payment of shares of that class or series;

                 (d) Sinking fund provisions, if any, for the redemption or purchase of shares of such class or series;

                 (e) Whether the shares of such class or series shall be convertible into or exchangeable for shares of any other class or classes of stock or any other series of any class or classes of stock of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates adjustments and other terms and conditions of such conversion or exchange;

                 (f) The restrictions, if any, on the issue of any additional shares or reissue of shares of such class or series of Preferred Stock;

                 (g)    Voting rights, if any; and

                 (h) Any other such relative powers, preferences or rights, and the qualifications, limitations or restrictions thereof for such class or series which the GCL now or hereafter empowers or permits the Board of Directors to determine.


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Except as otherwise provided by the GCL, each outstanding share of Common Stock and each outstanding share of Preferred Stock with respect to which the resolution or resolutions adopted by the Board of Directors of the Corporation in accordance with this Article 4 provide that such class or series shall vote together with the Common Stock on the matters specified in such resolution shall be entitled to vote on such matters together as a single class. Each holder of shares of Common Stock shall be entitled to one vote for each such share held by such stockholder on all matters on which such shares are entitled to vote.

            4.3 Subject to the provisions of this Article 4 and any resolution or resolutions adopted by the Board of Directors as provided in this Article 4 with respect to the designations, preferences, rights, qualifications, limita-tions and restrictions relating to any class or series of Preferred Stock, (i) the Board of Directors of the Corporation may cause dividends to be paid to the holders of shares of Common Stock out of funds legally available therefor by declaring an amount per share as a dividend and (ii) in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Common Stock shall be entitled to share in all remaining assets of the Corporation available for distribution to its stockholders.

            4.4 On the effective date of this Amended and Restated Certificate of Incorporation, each share of the Corporation's common stock, par value $1.00 per share, outstanding on such date shall be divided and changed into 15,700 fully paid and nonassessable shares of Common Stock, par value $0.01 per share, and each holder of record shall be entitled to exchange his or her certificates for new certificates representing the new number of shares of new Common Stock.

                                   ARTICLE 5

            5.1 DEFINITIONS. For purposes of this Article 5, the following terms shall have the meanings specified below:

                 (a) A Person shall be deemed to be the "Beneficial Owner" of, or to "Beneficially Own" shares of Common Stock to the extent such Person would be deemed to be the beneficial owner thereof pursuant to Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as such rule may be amended from time to time.

                 (b) "Citizen" shall mean, at all tiers of ownership and in both form and substance at each tier of ownership:

                        (1) any individual who is a citizen of the United States, by birth, naturalization or as otherwise authorized by law;

                        (2) any corporation (i) that is organized under the laws of the United States or of a state, territory, district or possession thereof, (ii) of which title to not less


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                 than 75% of its stock is Beneficially Owned by and vested in
                 Persons who are Citizens, as defined herein, free from any trust or fiduciary obligation in favor of Non-Citizens, as defined herein, (iii) of which not less than 75% of the voting power is vested in Citizens, as defined herein, free from any contract or understanding through which it is arranged that such voting power may be exercised directly or indirectly on behalf of Non-Citizens, as defined herein, (iv) of which there are no other means by which control is conferred upon or permitted to be exercised by Non-Citizens, as defined herein,
                 (v) whose president or chief executive officer, chairman of the Board of Directors and all officers authorized to act in the absence or disability of such Persons are Citizens, as defined herein, and (vi) of which more than 50% of that number of its directors necessary to constitute a quorum are Citizens, as defined herein;

                        (3) any partnership (i) that is organized under the laws of the United States or of a state, territory, district or possession thereof, (ii) all general partners of which are Citizens, as defined herein, and (iii) of which not less than a 75% interest is Beneficially Owned and controlled by, and vested in, Persons who are Citizens, as defined herein, free and clear of any trust or fiduciary obligation in favor of any Non-Citizens, as defined herein;

                        (4) any association (i) that is organized under the laws of the United States, or of a state, territory, district or possession thereof, (ii) of which 100% of the members are Citizens, as defined herein, (iii) whose president or other chief executive officer (or equivalent position), chairman of the Board of Directors (or equivalent committee or body) and all Persons authorized to act in the absence or disability of such Persons are Citizens, as defined herein, (iv) of which not less than 75% of the voting power is vested in Citizens, as defined herein, free and clear of any trust or fiduciary obligation in favor of any Non-Citizens, as defined herein, and (v) of which more than 50% of that number of its directors (or equivalent Persons) necessary to constitute a quorum are Citizens as defined herein;

                        (5) any limited liability company (i) that is organized under the laws of the United States, or of a state, territory, district or possession thereof, (ii) of which 75% of the members are Citizens, as defined herein, and the remaining members are Persons meeting the requirements of 46 U.S.C. Sec. 12102(a), (iii) whose president or other chief executive officer (or equivalent position), chairman of the Board of Directors (or equivalent committee or body) and all Persons authorized to act in the absence or disability of such Persons are Citizens, as defined herein, (iv) of which not less than 75% of the voting power is vested in Citizens, as defined herein, free and clear of any trust or fiduciary obligation in favor of any Non-Citizens, as defined herein, and (v) of which more than 50% of that number of its directors (or equivalent Persons) necessary to constitute a quorum are Citizens, as defined herein;

                        (6) any joint venture (if not an association, corporation, partnership or limited liability company) (i) that is organized under the laws of the United States or of


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                 a state, territory, district or possession thereof, and (ii) of which 100% of the equity is Beneficially Owned by and vested in Citizens, as defined herein, free and clear of any trust or fiduciary obligation in favor of any Non-Citizens, as defined herein;

                        (7) any trust (i) that is domiciled in and existing under the laws of the United States or a state, territory, district or possession thereof, (ii) the trustee of which is a Citizen, as defined herein, and (iii) of which not less than 75% interest is held for the benefit of Citizens, as defined herein, free and clear of any trust or fiduciary obligation in favor of any Non-Citizens, as defined herein; and

                        (8) any other entity not specifically listed in this Subsection that the Board of Directors reasonably determines is a "Citizen" consistent with the provisions of this Article and the Maritime Laws (as hereinafter defined).

                 (c) "Fair Market Value" shall mean the average Market Price of one share of stock for the 30 consecutive trading days immediately preceding the date of determination. The "Market Price" for a particular day shall mean: (1) if the stock is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") National Market, the last reported sales price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, as such prices are reported on the Nasdaq National Market; and (2) if the stock is then listed or admitted to unlisted trading privileges on a national securities exchange (then registered as such pursuant to Section 6 of the Securities Exchange Act of 1934, as amended), as such prices referred to in clause (1) above are reported on such exchange; and
            (3) if the stock is not then listed or admitted to unlisted trading privileges on any national securities exchange, and is not then included for quotation through the Nasdaq National Market, (i) the average of the closing "bid" and "asked" prices on such day in the over-the-counter market as reported by Nasdaq, or (ii) if "bid" and "asked" prices for the stock on such day shall not have been reported on Nasdaq, the average of the "bid" and "asked" prices for such day as furnished by any Nasdaq member firm regularly making a market in and for the stock. If the stock ceases to be publicly traded, the Fair Market Value thereof shall mean the fair value of one share of stock determined in good faith by the Board of Directors of the Corporation.

                 (d) "Maritime Laws" shall mean the Merchant Marine Act of 1936, as amended, the Shipping Act, 1916, as amended and the regulations promulgated thereunder (including regulations relating to the citizenship of vessel owners), as such laws and regulations shall be amended from time to time.

                 (e) "Non-Citizen" shall mean any Person other than a Citizen.

                 (f)    "Permitted Percentage" shall mean 24.99%



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                 (g)    "Person" shall mean any individual, corporation, trust,
            partnership, joint venture, association, joint-stock company, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            5.2 GENERAL POLICY. It is the policy of the Corporation that Non-Citizens should Beneficially Own, individually or in the aggregate, no more than the Permitted Percentage of the capital stock of the Corporation and no more than the Permitted Percentage of the voting power of the Corporation. If at any time Non-Citizens, individually or in the aggregate, become the Beneficial Owners of more than the Permitted Percentage of the capital stock of the Corporation or more than the Permitted Percentage of the voting power of the Corporation, then the Corporation shall have the power to take the actions prescribed in this Article. The provisions of this Article are intended to assure that the Corporation remains in continuous compliance with the citizenship requirements of the Maritime Laws. The Board of Directors (or any duly constituted committee thereof) is specifically authorized to make all such reasonable determinations and interpretations of terms used in this Article to assure compliance with the Maritime Laws in accordance with applicable law and this Certificate of Incorporation to take such other actions or make such interpretations of this Certificate of Incorporation as it may deem necessary or advisable in order to implement the policy set forth in this
Section 5.2.

            5.3 DUAL STOCK CERTIFICATE SYSTEM. To implement the policy set forth in Section 5.2, the Corporation shall institute a Dual Stock Certificate System such that (a) each stock certificate representing shares of a class of series of its capital stock that are Beneficially Owned by a Citizen shall be marked "Citizen" and each stock certificate representing shares of such class or series of capital stock that are Beneficially Owned by a Non-Citizen shall be marked "Non-Citizen," but with all such stock certificates to be identical in all other respects and to comply with all provisions of the laws of the State of Delaware; (b) to the extent necessary to enable the Corporation to submit any proof of citizenship required by law or by contract with the United States government (or any agency thereof), the Corporation may require the record holders and the Beneficial Owners of its capital stock to confirm their citizenship status from time to time, and dividends payable with respect to stock held by such record holder or owned by such Beneficial Owner may, in the discretion of the Board of Directors, be withheld until confirmation of such citizenship status is received; and (c) the stock transfer records of the Corporation shall be maintained in such manner as to enable the percentage of a class or series of its capital stock that is Beneficially Owned by Non-Citizens and by Citizens to be confirmed.

            Nothing contained in this Certificate of Incorporation shall be construed as requiring the Corporation to issue physical certificates in connection with the issuance of shares of its stock held through The Depository Trust Company or other depository if the Board of Directors determines that The Depository Trust Company or such other depository has established procedures that will allow the Corporation to determine the citizenship of the Beneficial Owner of shares of its stock held through them. The Board of Directors is authorized to take such actions or make such interpretations of this Certificate of Incorporation as it may deem necessary or advisable in order to facilitate the trading of capital stock through The Depository Trust Company or other depository as the Board of Directors may determine.



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

            5.4 RESTRICTIONS ON TRANSFER. Any transfer, or attempted transfer, of any shares of the Corporation's capital stock, the effect of which would be to cause one or more Non-Citizens to Beneficially Own capital stock in excess of the Permitted Percentage, or to have more than the Permitted Percentage of the voting power of the Corporation, shall be ineffective as against the Corporation, and neither the Corporation nor its transfer agent shall register such transfer or purported transfer on the stock transfer records of the Corporation and neither the Corporation nor its transfer agent shall be required to recognize the transferee or purported transferee thereof as a stockholder of the Corporation for any purpose whatsoever except to the extent necessary to effect any remedy available to the Corporation under this Article 5. A citizenship certificate shall be required (unless waived by the Corporation) from all transferees (and from any recipient upon original issuance) of stock certificates representing shares of capital stock of the Corporation and, if such transferee (or recipient) is acting as a fiduciary or nominee for a Beneficial Owner, with respect to such Beneficial Owner, and registration of transfer (or original issuance) shall be denied upon refusal to furnish such certificate.

            5.5 NO VOTING RIGHTS, TEMPORARY WITHHOLDING OF DIVIDENDS AND OTHER DISTRIBUTIONS. If on any date (including any record date) the number of shares of capital stock of the Corporation that is Beneficially Owned by Non-Citizens
(i) is in excess of the Permitted Percentage of capital stock of the Corporation or (ii) confers on Non-Citizens more than the Permitted Percentage of the voting power of the Corporation (such shares herein referred to as the "Excess Shares"), the Corporation shall determine those shares Beneficially Owned by Non-Citizens that constitute such Excess Shares. The determination of those shares that constitute Excess Shares shall be made by reference to the date or dates Beneficial Ownership of such shares was acquired by Non-Citizens, starting with the most recent acquisition of Beneficial Ownership of shares of capital stock by a Non-Citizen and including, in reverse chronological order of acquisition, all other acquisitions of shares of capital stock by Non-Citizens from and after the acquisition of Beneficial Ownership of those shares of capital stock by a Non-Citizen that first caused the Permitted Percentage to be exceeded. If the number of shares acquired by Non-Citizens on any day on which Excess Shares are so determined to be acquired exceed the number of shares which are Excess Shares, the Excess Shares shall be prorated among all acquisitions acquired by Non-Citizens on such date. For the purposes of this Article 5, Excess Shares that result from a determination that a stockholder is no longer a Citizen will be deemed to have been acquired as of the date that it is determined that such stockholder ceases to be a Citizen. The determination of the Corporation as to those shares that constitute the Excess Shares shall be conclusive. Shares deemed to constitute such Excess Shares shall (so long as such excess exists) not be accorded any voting rights and shall not be deemed to be outstanding for purposes of determining the vote required on any matter properly brought before the stockholders of the Corporation for a vote thereon. The Corporation shall (so long as such excess exists) withhold the payment of dividends and the sharing in any other distribution (upon liquidation or otherwise) in respect of the Excess Shares. At such time as the Permitted Percentage is no longer exceeded, full voting rights shall be restored to any shares previously deemed to be Excess Shares and any dividend or distribution with respect thereto that has been withheld shall be due and paid solely to the record holders of such shares at the time the Permitted Percentage is no longer exceeded.



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            5.6  REDEMPTION OF EXCESS SHARES. Unless such redemption is not permitted under Section 170 of the GCL or under other provisions of applicable law, Excess Shares shall be subject to redemption by the Corporation (by action of the Board of Directors, in its discretion) solely to the extent necessary to reduce the aggregate number of shares of such capital stock owned by Non-Citizens to the Permitted Percentage. The terms and conditions of such redemption shall be as follows:

                 (a) the per share redemption (the "Redemption Price") to be paid for the Excess Shares shall be the sum of (1) the Fair Market Value (on the Transfer Date) of such shares of capital stock plus
            (2) an amount equal to the amount of any dividend or any other distribution (upon a liquidation or otherwise) declared in respect of such shares prior to the date on which such shares are called for redemption and which amount has been withheld by the Corporation pursuant to Section 5.5.

                 (b) the Redemption Price shall be paid in cash (by bank or cashier's check);

                 (c) the Excess Shares to be redeemed shall be selected in the same manner as provided in Section 5.5 and shall not exceed the number necessary to reduce the percentage of shares of capital stock owned by Non-Citizens, in the aggregate, to the Permitted Percentage; provided that the Corporation may adjust upward to the nearest whole share the number of shares to be redeemed so as not to be required to redeem or require the sale of fractional shares;

                 (d) written notice of the date of redemption (the "Transfer Date") together with a letter of transmittal to accompany certificates representing shares of stock that are surrendered for redemption (if any) shall be given either by hand delivery or by overnight courier service or by first-class mail, postage prepaid, to each holder of record of the selected shares to be redeemed, at such holder's last known address as the same appears on the stock register of the Corporation (unless such notice is waived in writing by any such holders) (the "Transfer Notice");

                 (e) the Transfer Date (for purposes of determining right, title and interest in and to shares of capital stock being selected for redemption) shall be the later of (1) the date specified in the Transfer Notice furnished to record holders (which shall not be earlier than the date of such notice) or (2) in the case of a redemption, the date on which the funds necessary to effect the redemption have been irrevocably deposited in trust for the benefit of such record holders;

                 (f) each Transfer Notice shall specify (1) the Transfer Date (as determined pursuant to Subsection ); (2) the number of shares of capital stock to be redeemed from such holder (and, to the extent such shares are certificated, the certificate number(s) representing such shares); (3) the fact that all right, title and interest in respect of the shares so selected for redemption shall cease and terminate on the Transfer Date, except for the right to receive the Redemption Price plus any dividend or distribution with respect to such shares held pursuant to Section without interest; (4) the Redemption Price and the manner of payment thereof;



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(5) the place
            where certificates for such shares (if such shares are certificated) are to be surrendered for cancellation against the simultaneous payment of the Redemption Price; and (6) any instructions as to the endorsement or assignment for transfer for such certificates (if any) and the completion of the accompanying letter of transmittal;

                 (g) from and after the Transfer Date, all right, title and interest in respect of the shares selected for redemption shall cease and terminate, such shares shall no longer be deemed to be outstanding (and may either be retired or held by the Corporation as treasury stock) and the owners of such shares shall thereafter be entitled only to receive the Redemption Price;

                 (h) upon surrender of the certificates (if any) for any shares so redeemed in accordance with the requirements of the Transfer Notice and accompanying letter of transmittal (and otherwise in proper form for transfer as specified in the Transfer Notice), the owner of such shares shall be entitled to payment of the Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate (or certificates), to the extent such shares were certificated, shall be issued representing the shares not redeemed without cost to the holder thereto; and

                 (i) In the event the Corporation is not permitted by applicable law to make such redemption or the Board of Directors, in its discretion, elects not to make such redemption, then the Corporation may direct the holder of Excess Shares to sell all such Excess Shares for cash in such manner as the Board of Directors directs.

            5.7 DETERMINATION OF CITIZENSHIP. In determining the citizenship of the Beneficial Owners or their transferees of its capital stock, the Corporation may rely on the stock transfer records of the Corporation and the citizenship certificates given by Beneficial Owners or their transferees or any recipients (in the case of original issuance) (in each case whether such certificates have been given on their own behalf or on behalf of others) to prove the citizenship of such Beneficial Owners, transferees or recipients of such capital stock. The determination of the citizenship of Beneficial Owners and their transferees of the capital stock may also be subject to proof in such other way or ways as the Corporation may deem reasonable. The Corporation may at any time reasonably require proof, in addition to the citizenship certificates, of the Beneficial Owner or proposed transferee of its capital stock and of such person's citizenship, and the payment of dividends may be withheld, and any application for transfer of ownership on the stock transfer records of the Corporation may be refused, until such additional proof is submitted.

            5.8 SEVERABILITY. Each provision of this Article is intended to be severable from every other provision. If any one or more of the provisions contained in this Article is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of any other provision of this Article shall not be affected, and this Article shall be construed as if the provisions held to be invalid, illegal or unenforceable had never been contained herein.



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           5.9  EXCEPTIONS. The Board of Directors may, upon receipt of either an appropriate ruling of the regulatory body with the responsibility for interpreting and enforcing the Maritime Laws, an opinion of counsel satisfactory to the Board of Directors or such other evidence as the Board of Directors deems appropriate, but shall in no case be required to, exempt a Person (the "Exempted Holder") from classification as a "Non-Citizen", if the Board of Directors determines that doing so would not cause the Corporation to cease to be in continuous compliance with the citizenship requirements of the Maritime Laws. The Board of Directors may condition its granting of a waiver on the Exempted Holder's agreeing to such terms and conditions as the Board of Directors determines to be appropriate in the circumstances.

            5.10 TERMINATION OF ARTICLE 5 RESTRICTIONS. The Board of Directors may revoke all or any of the restrictions on transfer contained in this Article 5 if, in its discretion, compliance with the citizenship requirements of the Maritime Laws, or any restriction contained in this Article 5, is no longer in the best interests of the Corporation.

            5.11 EXCHANGE TRANSACTIONS. If the Corporation's capital stock is listed or admitted to unlisted trading privileges on a national securities exchange, nothing in this Article shall preclude the settlement of any transaction entered into through the facilities of such exchange.

                                   ARTICLE 6

            A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided however, that the foregoing clause shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL. Any repeal or modification of the foregoing provision by the stockholders of the Corporation shall not adversely affect any right or protection of any director of the Corporation for or with respect to any action or omission of such person occurring prior to such repeal or modification.

                                   ARTICLE 7

            The Corporation may, but shall not be obligated to, indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, including without limitation actions or proceedings by or in the right of the Corporation, by reason of the fact that the person, his or her testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor of the Corporation. The rights to indemnification granted hereunder shall not be deemed exclusive of any other rights to


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indemnification or the advancement of expenses which a director, officer or employee may be entitled under any written agreement, Board of Directors' resolution, vote of stockholders or otherwise. The Corporation may, but shall not be required to, supplement the foregoing rights to indemnification by the purchase of insurance on behalf of any one or more of its directors or officers. The provisions of this Article are intended solely for the benefit of the indemnified parties described herein, their heirs and personal representatives and shall not create any rights in favor of third parties.

                                   ARTICLE 8

            The address of the registered office of the Corporation in the state of Delaware, and the name of the registered agent at that address, are:

                        The Prentice-Hall Corporation System, Inc.
                        1013 Centre Road
                        Wilmington, Delaware
                        County of New Castle


                                   ARTICLE 9

            In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal, change or add to, the Bylaws of the Corporation without the assent or vote of the stockholders.

                                   ARTICLE 10

            Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the state of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE 11

            The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                  * * * * * * *

            I, THE UNDERSIGNED, being the Chairman and Chief Executive Officer of the Corporation, do make this certificate, hereby declaring and certifying that this act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 16th day of July, 1997.


                                        /s/ John D. McCown
                                       -----------------------------------------
                                       JOHN D. McCOWN Chairman and Chief
                                       Executive Officer

STATE OF New York
COUNTY OF New York

            The foregoing instrument was acknowledged before me this 16th day of July, 1997, by John D. McCown, Chairman and Chief Executive Officer of
Trailer Bridge, Inc., a Delaware corporation, on behalf of the corporation. He is PERSONALLY KNOWN TO ME or has produced ______________________________________
as identification.

{Notary Seal must be affixed}

                                       /s/ William G. Gotimer, Jr.
                                       -----------------------------------------
                                       Signature of Notary

                                       William G. Gotimer, Jr.
                                       -----------------------------------------
                                       Name of Notary (Typed, Printed or
                                       Stamped)

                                       Commission Number (if not legible on
                                       seal):  02G0 4837705


                                       My Commission Expires (if not legible on seal): 7/31/97








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